UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
 (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

CBOE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street
Chicago, Illinois 60605
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Form 8-K/A (this “Form 8-K/A”) is filed as an amendment to the Current Report on Form 8-K filed by CBOE Holdings, Inc. (the “Company”) on May 9, 2017 (the “Original Form 8-K”). The Company had furnished a press release announcing its financial results for the quarter ended March 31, 2017 as Exhibit 99.1 to the Original Form 8-K. Subsequent to the issuance of that press release, the Company corrected the pro forma disclosures related to interest expense for both 2017 and 2016, which increased the pro forma disclosure amounts of non-operating (expense)/income, income before income taxes, income tax provision, net income allocated to common stock holders and diluted EPS for both periods. The change also had a rounding impact on adjusted pro forma EBITDA and EBITDA margin. The correction had no impact on reported earnings. The Company updated the statement of cash flows for 2017 to properly report the non-cash impact of deferred financing costs in cash flow from financing activities rather than from operating activities.  The change had no impact on cash and cash equivalents as of March 31, 2017.
ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 9, 2017, CBOE Holdings, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2017. A copy of the corrected version of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information set forth under this Item 2.02, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
 ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1       Corrected Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.
(Registrant)

By:	/s/ Alan J. Dean
Alan J. Dean
Executive Vice President and Chief Financial Officer

Dated: May 11, 2017

Exhibit Index

Exhibit Number	Description

99.1	Corrected Press Release